PROXY                                                      PROXY


                              PIONEER GROWTH TRUST

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                            To be held April 21, 1998

         The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John
F. Cogan, Jr., David D. Tripple, Robert P. Nault and Joseph P. Barri, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Special Meeting of Shareholders of Pioneer Growth Trust, a Massachusetts business trust (the "Trust") consisting of three series: Pioneer Capital Growth Fund ("Capital Growth Fund"), Pioneer Equity-Income Fund ("Equity-Income Fund") and Pioneer Gold Shares (each, a "Fund" and collectively, the "Funds") to be held on Tuesday, April 21, 1998 at 2:30 p.m. (Boston time) at the offices of Hale and Dorr LLP, counsel to the Trust, 60 State Street, 26th Floor, Boston, Massachusetts 02109 (the "Meeting"), and any adjourned session or sessions thereof, and there to vote and act upon the following matters (as more fully described in the accompanying Proxy Statement) in respect of all shares of the Trust which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present:


   (1)(a) To approve a new Management Contract with Pioneering Management Corporation, the Fund's investment adviser, ("PMC") for Capital Growth Fund increasing the rate at which management fees are payable to PMC:

                  _ FOR             _ AGAINST                 _ ABSTAIN


   (1)(b) To approve a new Management Contract with PMC for Equity-Income Fund increasing the rate at which management fees are payable to PMC:

                  _ FOR             _ AGAINST                 _ ABSTAIN

     (2) To elect Trustees:

     The nominees for Trustees are: M.K. Bush, J.F. Cogan, Jr., Dr. R.H. Edgahl, M.B.W. Graham, J.W. Kendrick, M.A. Piret, D.D. Tripple, S.K.
     West and J. Winthrop.

                  _ FOR electing all the nominees (except as marked above)

                  To withhold authority to vote for one or more of the nominees, circle those nominees names above.

                  _ WITHHOLD authority to vote for all nominees


     (3) To approve an Agreement and Plan of Reorganization pursuant to which the Funds, currently organized as three series of a single Massachusetts business trust, will be reorganized as three distinct Delaware business trusts:
                  _ FOR             _ AGAINST                 _ ABSTAIN


     (4)(a) To approve an amendment to the Funds' fundamental investment restriction regarding borrowing:
                  _ FOR             _ AGAINST                 _ ABSTAIN


     (4)(b) To eliminate the Funds' fundamental investment restriction regarding investment in voting securities of a single issuer:
                  _ FOR             _ AGAINST                 _ ABSTAIN

     (4)(c) To  approve  an  amendment  to  the  Funds'  investment  restriction
          requiring   shareholder  approval  for  the  modification  of  certain investment restrictions:
                  _ FOR             _ AGAINST                 _ ABSTAIN

     (5) To ratify the selection of Arthur Andersen LLP as the Funds' independent public accountants for the fiscal year ending October 31, 1998:

                  _ FOR             _ AGAINST                 _ ABSTAIN




IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL(S).
                                        ----------------------------
                                        Signature of Shareholder(s)


                                        ----------------------------
                                        Signature of Joint
                                        Shareholder(s) (if any)

     Dated: ____________, 1998 In signing, please write name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST AND SHOULD BE RETURNED AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED